TRANSACTION AGREEMENT
THIS TRANSACTION AGREEMENT (this "Agreement") is executed and dated on 11, February 2019,
AMONG:

(1)	TITAN LUXEMBOURG S.A.R.L., a private limited liability company incorporated under the laws of Luxembourg, with its registered office at 412F, route d'Esch, L-1030, Luxembourg ("Titan");

(2)	TITAN INTERNATIONAL, INC., a company organised under the laws of the State of Delaware and having its principal office at 2701 Spruce Street, Quincy, IL 62301, United States ("Titan US"); and

(3)
RUBBER COOPERATIEF U.A., a cooperative with excluded liability (cooperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at Hoogoorddreef 15,1101 BA Amsterdam, the Netherlands, registered in the trade register under number 58015965 ("ROlF"),

(each a "Party" and together the "Parties").
WHEREAS:

(A)
The Parties are party to that certain shareholders' agreement in relation to Titan Tire Russia B.V. (the "Company"), entered into on 9 July 2013, by and among Titan, ROlF, Titan US, OEP 11 Cooperatief UA, a cooperative with excluded liability (cooperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam ("OEP") and the Company (as amended to date by those certain agreements executed and dated on 4 October 2013 and 21 December 2015, respectively, the "Shareholders' Agreement").

(B)
Pursuant to the Shareholders' Agreement, ROlF has the right to cause Titan to purchase all of the Tire Shares (as defined below) held by ROlF pursuant to the terms set forth in Section 20 of the Shareholders' Agreement (the "Settlement Put Option").

(C)	The Parties desire to enter into this Agreement in settlement of Titan's obligations with respect to the Settlement Put Option.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
Terms defined in the Shareholders' Agreement shall, unless otherwise defined in this Agreement or a contrary intention appears, bear the same meaning when used in this Agreement and the following terms shall have the following meanings:
"Bloomberg" means Bloomberg Financial Markets or such other recognized data service provider agreed to by Titan and ROlF.
"Closing" shall mean the payment of the consideration to ROlF as set out in Clause 2.1 as settlement for the exercise of the Settlement Put Option (and if applicable, delivery of the Transfer Agent Direction shall suffice for delivery of the Titan Shares for purposes of determining whether the Closing has occurred), which shall occur no later than ten (10) Business Days after the date of this Agreement.

”Closing Date” means the date when the Closing occurs hereunder.

“Change of Control” shall mean (i) any person or entity acquires direct or indirect beneficial ownership (as defined in the U.S. Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) of more than 50% of the outstanding voting securities of Titan US; or (ii) Titan US effects (A) a merger or consolidation of Titan US with or into any other person or entity; (B) the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of Titan US; (C) a plan of complete liquidation of Titan US; or (D)

any transaction similar to any of the foregoing; provided, however, that any merger, consolidation, sale or disposition that would result in the voting securities of Titan US outstanding immediately prior thereto controlling or continuing to represent, directly or indirectly, either by remaining outstanding or by being converted into equity securities of the surviving person or entity, at least 50% of the total outstanding voting securities of Titan US or the surviving person or entity outstanding immediately after such transaction shall not be considered a “Change of Control”.

“FMV Cash Alternative” means the amount calculated as the aggregate number of Titan Shares held by RDIF or a transferee as permitted under this Agreement multiplied by the three-month volume weighted average share price for the Titan US common stock for a period ending on the expiration date of the Restricted Period, as quoted on Bloomberg.

“Governmental Authority” means any governmental entity, court, tribunal, arbitrator, authority, agency, commission, department, board, bureau, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising similar powers or authority.

“Principal Market” means the principal U.S. securities exchange or trading market for the Titan US Common Stock, which, as of the date of this Agreement, is the New York Stock Exchange.

“Restricted Period” has the meaning ascribed to it in Clause 6.1.

“Regulatory Approval” means either a license from the Office of Foreign Assets Control authorizing Titan US to issue the Titan Shares to RDIF or a determination by the Office of Foreign Assets Control that no such license is required in connection with the issuance of the Titan Shares to RDIF.

“Second Step Regulatory Approval” means approval of the Russian Federal Antimonopoly Service for the transfer of the Tire Shares to Titan if, in connection therewith, Titan acquires more than fifty percent (50%) of the equity of the Company or otherwise obtains control over it.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tire Shares” means class B ordinary shares of the Company.

2.	TRANSACTION

2.1	Consideration

In full settlement of the Settlement Put Option, as exercised by RDIF, and as consideration for the transfer of all of the 5,000 Tire Shares held by RDIF, Titan or Titan US, as applicable, shall at the Closing: (i) pay to RDIF U.S.$25 million in cash, by electronic transfer in immediately available funds to such bank account designated by RDIF (the “U.S.$25 Million Payment”); (ii) issue and deliver to RDIF such number of shares of common stock of Titan US (“Titan US Common Stock”) having an aggregate value of U.S.$25 million, with the value of each such share of Titan US Common Stock, for purposes hereof, being equal to the closing trading price per share of Titan US Common Stock on the Principal Market, as reported by Bloomberg, as of the trading day immediately preceding the Closing (such shares of Titan US Common Stock issued to RDIF, the “Titan Shares”), issued in electronic restricted book-entry format in the name of RDIF and credited as fully paid, non-assessable and subject to no encumbrances (other than those provided for by applicable securities laws and those provided for in this Agreement); and (iii) deliver to RDIF 5,000 Tire Shares; provided, however, that if the Regulatory Approval with respect to the issuance of the Titan Shares to RDIF has not been granted or obtained as of the Closing Date, then Titan shall make the U.S.$25 Million Payment and transfer 5,000 Tire Shares as contemplated by subclauses (i) and (iii) at the Closing and shall deliver to an escrow agent (“Escrow Agent”) to be agreed between the Parties prior to the Closing, a binding direction (the “Transfer Agent Direction”) to Computershare Trust Company, N.A., the transfer agent for Titan US Common Stock (including any successor transfer agent, the “Transfer Agent”), directing the Transfer Agent to issue the Titan Shares in RDIF’s name, with the Escrow Agent to release such direction letter to the Transfer Agent upon obtaining the Regulatory Approval, pursuant to the terms of an escrow agreement by and among the Escrow Agent, Titan US and RDIF. Notwithstanding the

foregoing, if the Regulatory Approval is not obtained on or before the date that is 34 months following the Closing Date or if the Transfer Agent fails to issue such shares in RDIF’s name for whatever reason following receipt of the Regulatory Approval, then, in lieu of the Titan Shares transfer, Titan shall promptly notify RDIF thereof (a “Titan Notification”) and shall deliver U.S.$25 Million in cash to RDIF within 60 calendar days of the Titan Notification (the “Cash Settlement”) in lieu of Titan’s obligations to deliver to RDIF the Titan Shares contemplated by subclause (ii). If the Parties are unable to appoint an Escrow Agent prior to the Closing, then the Parties shall use all reasonable endeavors to appoint such agent within 30 calendar days of the Closing and the failure to so appoint the Escrow Agent will not affect the Closing. RDIF and Titan may jointly waive the deposit of the Transfer Agent Direction with the Escrow Agent.

2.2	Offset of Tire Share Transfers

The Parties acknowledge and agree that RDIF’s obligation to transfer to Titan 5,000 Tire Shares and Titan’s obligation to transfer to RDIF 5,000 Tire Shares (being a portion of the consideration payable by Titan pursuant to Clause 2.1) shall be offset, so that following the Closing, RDIF shall continue to hold 5,000 Tire Shares.

3.	REPURCHASE OPTION AND REPURCHASE OBLIGATION

3.1	Repurchase Option

Titan or its designee may, at any time prior to the three-year anniversary of the date hereof, purchase all of the Titan Shares from RDIF, if issued, or cancel its obligation to issue the Titan Shares to RDIF, if not previously issued, for an aggregate purchase price of U.S.$25 million (the “Titan Repurchase Option”). The Titan Repurchase Option shall be exercisable by Titan by delivering a written notice to RDIF (“Repurchase Option Notice”) specifying the completion date for the transfer of the Titan Shares pursuant to the Titan Repurchase Option (or cancellation, as applicable) which shall be a date not earlier than thirty (30) calendar days, and not later than ninety (90) calendar days, after the date of the Repurchase Option Notice. If the Titan Repurchase Option is exercised and completed prior to the first anniversary of the Closing Date, RDIF shall also transfer 536 Tire Shares to Titan concurrently with the transfer of the Titan Shares for no additional consideration. At the closing of the transactions contemplated by this Clause 3.1, Titan or its designee and RDIF shall each execute and deliver a purchase agreement substantially in the form attached hereto as Exhibit A if a transfer of the Titan Shares or Tire Shares is contemplated (a “Purchase Agreement”), and any other documentation or certificates reasonably requested by Titan, Titan US, or the Transfer Agent, including, a duly executed stock power with respect to the Titan Shares and a deed of transfer executed before a civil law notary in the Netherlands and delivery of the stock certificate related thereto with respect to the 536 Tire Shares, if applicable, or other reasonable documentation to reflect the cancellation of Titan’s obligation to issue the Titan Shares, if applicable. Titan (or its designee) and RDIF shall each use its reasonable endeavours to promptly deliver all documents and other items that are reasonably required for consummating the transactions contemplated by this Clause 3.1, provided, however, that RDIF shall not be liable for a failure to transfer 536 Tire Shares to Titan as contemplated hereby in the event the Tire Shares held by RDIF have been transferred in accordance with sections 17, 18 or a Company Sale as contemplated by section 26 of the Shareholders’ Agreement as modified as between the Parties on or about the date hereof.

3.2	Repurchase Obligation

If there is a Change of Control prior to the three-year anniversary of the date hereof, Titan (or its designee) shall repurchase all of the Titan Shares at an aggregate price of U.S.$25 million within 15 Business Days following such Change of Control (a “Change of Control Repurchase”). If a Change of Control Repurchase completes prior to the first anniversary of the Closing Date, RDIF shall also transfer 536 Tire Shares to Titan (or its designee) for no additional consideration. At the closing of the transactions contemplated by this Clause 3.2, Titan (or its designee) and RDIF shall each execute and deliver a Purchase Agreement and any other documentation or certificates reasonably requested by Titan, Titan US, or the Transfer Agent, including, a duly executed stock power with respect to the Titan Shares and a deed of transfer executed before a civil law notary in the Netherlands and delivery of the stock certificate related thereto with respect to the 536 Tire Shares, if applicable. Titan (or its designee) and RDIF shall each use its reasonable endeavours to promptly deliver all documents and other items that are reasonably required for consummating the transactions contemplated by this Clause 3.2.

4.	INVESTMENT WARRANTIES BY RDIF

RDIF makes the following warranties to Titan:

4.1	Securities Warranties

4.1.1
RDIF is acquiring the Titan Shares in the ordinary course of business for RDIF’s own account and not with a view to, or intention of, public sale or distribution thereof, and RDIF does not have any agreement or understanding, directly or indirectly, with any person or entity to resell, distribute or otherwise dispose of such Titan Shares in contravention of the Securities Act or any applicable state securities laws.

4.1.2
RDIF is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of the type contemplated hereby, is able to evaluate the risks and benefits of the investment in the Titan Shares to be acquired by RDIF pursuant to this Agreement and is able to bear the economic risk of RDIF’s investment in such Titan Shares to be so acquired pursuant to this Agreement for an indefinite period of time.

4.1.3
RDIF understands and agrees that the Titan Shares are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on exemptions from the registration requirements of the U.S. federal and state securities laws, and that Titan US and Titan are relying upon the truth and accuracy of RDIF’s warranties set forth herein in order to determine the availability of such exemptions. RDIF understands that the Titan Shares have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other federal or state agency or any Governmental Authority, and that no such agency or Governmental Authority has passed on the accuracy or adequacy of disclosures made to RDIF by Titan. No Governmental Authority has passed on or made any recommendation or endorsement of the Titan Shares or the fairness or suitability of the investment in the Titan Shares nor have such agencies or Governmental Authorities passed upon or endorsed the merits of the offering of the Titan Shares.

4.1.4
RDIF understands and acknowledges that (i) the Titan Shares have not been and are not being registered under the Securities Act or the securities laws of any state and, unless such Titan Shares are so registered, they may not be offered, sold, assigned, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction, and (ii) neither Titan US nor any other person or entity is under any obligation to register the Securities under the Securities Act or any state securities laws.

4.2	Information Regarding the Company

RDIF acknowledges that RDIF and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Titan US and materials relating to the offer and sale of the Titan Shares, which have been requested by RDIF. RDIF and its advisors, if any, and have been afforded the opportunity to ask questions of Titan US. RDIF understands that its investment in the Titan Shares involves a high degree of risk and is able to bear a complete loss of such investment. RDIF has independently evaluated the merits of its decision to acquire the Titan Shares pursuant to this Agreement and is not relying on any implied warranties or upon any warranty whatsoever as to the prospects (financial or otherwise) or the viability or likelihood of success of the business of Titan US as conducted after the date hereof. RDIF understands that nothing in this Agreement or any other materials presented by or on behalf of Titan US to RDIF in connection with the acquisition of the Titan Shares constitutes legal, tax or investment advice. RDIF has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Titan Shares.

4.3	Authorization; Enforceability

RDIF has all requisite power and authority to execute, deliver and perform RDIF’s obligations under this Agreement. Assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes valid and legally binding obligations of RDIF, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

4.4	Consent

Except for, if applicable, the Second Step Regulatory Approval, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other individual or entity is required to be made or obtained by RDIF or in connection with RDIF’s authorization, execution and delivery of this Agreement, the performance by RDIF of RDIF’s obligations hereunder, and the consummation by RDIF of the transactions contemplated hereby.

4.5	Noncontravention

The execution, delivery and performance by RDIF of this Agreement and the consummation of the transactions contemplated herein do not and will not: (i) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any Party from any obligation under, or otherwise affect any rights of RDIF under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature, in any case whether written or oral, by which RDIF may be bound or affected; or (ii) except for the Regulatory Approval (if required), (and, if applicable, the Second Step Regulatory Approval, violate or conflict with any federal, state or local law, statute, ordinance, order, code, rule or regulation promulgated or issued by any Governmental Authority (“Laws”).

4.6	No Additional Representations or Warranties

Except as provided in this Clause 4, neither RDIF nor any of its affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Titan or Titan US.

5.	WARRANTIES BY TITAN AND TITAN US

Titan and Titan US, jointly and severally, each make the following warranties to RDIF, as of the date of this Agreement and, with regard to the warranty set out in clause 5.2(iii) below, as of the date of the Titan Repurchase Option completion.

5.1	Authorization; Enforceability

Each of Titan and Titan US has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery hereof by RDIF, this Agreement constitutes the valid and legally binding obligations of each of Titan and Titan US, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

5.2	Consent

(i) Except for the Regulatory Approval (and, if applicable, the Second Step Regulatory Approval), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other individual or entity is required to be made or obtained by Titan or Titan US in connection with Titan’s or Titan US’s execution and delivery of this Agreement, the performance by each of Titan or Titan US of its obligations hereunder, and the consummation by Titan and Titan US of the transactions contemplated hereby.

(ii) Titan US shall use all reasonable endeavors to obtain the Regulatory Approval as soon as reasonably possible following the date hereof and will keep RDIF informed of any meetings, correspondence and other actions in connection with the Regulatory Approval, and provide reasonable notice to RDIF of any meetings with any Government Entity so that RDIF’s counsel may join such meetings.

(iii) If in the course of the Titan Repurchase Option RDIF transfers to Titan any Tire Shares and such transfer requires prior Second Step Regulatory Approval, as of completion of the Titan Repurchase Option, such Second Step Regulatory Approval shall have been duly issued, valid and in full force and effect.

5.3	Noncontravention

The execution, delivery and performance by Titan and Titan US of this Agreement and the consummation of the transactions contemplated herein do not and will not violate or conflict with any Laws.

5.4	Titan Shares

When issued by Titan US to RDIF in accordance with this Agreement, the Titan Shares shall be duly authorized, validly issued, fully paid, non-assessable and subject to no encumbrances (other than those provided for by applicable securities Laws and those provided for in this Agreement). Subject to the accuracy of the warranties of RDIF in this Agreement, the offer and sale by Titan US of the Titan Shares to RDIF hereunder will be exempt from registration under the Securities Act. Neither Titan nor Titan US has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act) in connection with the offer or sale of the Titan Shares. Titan US shall file, prior to the Closing, a subsequent listing application with the New York Stock Exchange with respect to listing of the Titan Shares to be issued pursuant to this Agreement at the Closing.

5.5	No Additional Representations or Warranties

Except as provided in this Clause 5, neither Titan, Titan US nor any of their respective affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to RDIF.

6.	RESTRICTED PERIOD

6.1	No Transfers During the Restricted Period

For a period of three years following the date hereof (the “Restricted Period”), RDIF may not (i) except pursuant to, and in accordance with, Clause 3 hereof, offer, sell, contract to sell or otherwise transfer, directly or indirectly, any of the Titan Shares, or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Titan Shares, (ii) pledge any of the Titan Shares as collateral for any purposes, or (iii) otherwise permit any of the Titan Shares to become subject to any encumbrances (other than those provided by applicable securities laws); provided, however, that notwithstanding the foregoing, RDIF may transfer the Titan Shares to any entity that is under common ownership and control with RDIF if (x) Titan US consents thereto in writing, such consent not to be unreasonably withheld or delayed and (y) such entity executes a joinder to this Agreement and agrees to comply with all of the covenants and other provisions applicable to RDIF hereunder.

6.2	Following the Restricted Period

If Titan or one of its designees has not repurchased the Titan Shares pursuant to Clause 3 prior to the expiration of the Restricted Period, Titan shall cause Titan US to remove all transfer restrictions upon the Titan Shares within five (5) Business Days following (i) the expiration of the Restricted Period and (ii) completion by RDIF of the RDIF Legend Removal Actions. RDIF hereby covenants and agrees that, in connection with any such removal, RDIF shall deliver such documents and shall take such actions reasonably necessary or appropriate, as may be reasonably requested by Titan, Titan US or the Transfer Agent, to effect such removal, including an opinion letter of RDIF’s US counsel, if requested by the Transfer Agent or Titan US, solely to the effect that RDIF is not an affiliate of Titan US, and the execution and delivery of letters containing customary warranties and agreements (collectively, the “RDIF Legend Removal Actions”). Subject to RDIF’s compliance with the RDIF Legend Removal Actions, if Titan fails to remove such transfer restrictions within such five (5) Business Day period, then Titan US shall be obliged to repurchase the Titan Shares within 20 Business Days and pay RDIF in exchange for the Titan Shares the FMV Cash Alternative in immediately available funds by wire transfer, pursuant to a Purchase Agreement executed by RDIF and Titan US or its affiliate.

7.	LEGEND

Any certificate or other instrument representing the Titan Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [•]. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THAT CERTAIN TRANSACTION AGREEMENT, DATED AS OF FEBRUARY [•], 2019 AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG TITAN LUXEMBOURG S.A.R.L., TITAN INTERNATIONAL, INC. AND RUBBER COÖPERATIEF U.A. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

RDIF understands that the certificates or other instruments representing the Titan Shares, except as set forth below, shall also bear a restrictive legend (the “Securities Act Legend”) in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY AND THE TRANSFER AGENT FOR THE TITAN US COMMON STOCK, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Securities Act Legend shall be removed, and Titan US shall issue a certificate without such Securities Act Legend to the holder of the Titan Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company, unless otherwise required by state securities Laws, if (i) such Titan Shares are registered for resale and shall be resold pursuant to an effective registration statement under the Securities Act, or (ii) in connection with a sale, assignment or transfer of the Titan Shares, such holder provides Titan US with an opinion of counsel, in form and substance reasonably acceptable to the Company and the Transfer Agent, to the effect that such sale, assignment or transfer of the Titan Shares may be made without registration under the Securities Act and that such Securities Act Legend is no longer required.

8.	GUARANTEE

8.1	Titan US unconditionally and irrevocably agrees:

8.1.1	to procure that Titan duly and punctually performs and discharges all its obligations (the “Titan Obligations”) under or pursuant to this Agreement;

8.1.2
without prejudice to the generality of clause 8.1.1 as primary obligor, to guarantee the due and punctual payment of all and any sums now and subsequently payable by Titan arising out of or in conjunction with this Agreement (the “Titan Payments”) when the same shall become due and Titan US shall pay such sums upon demand (without requiring RDIF first to take steps against Titan); and

8.1.3	as a continuing obligation, to indemnify RDIF against, and to pay on demand such sum equal to, any losses which RDIF may incur at any time in respect of, arising out of or as a result of:

(a) any failure by Titan to perform and discharge the Titan Obligations or make any Payments; or

(b) any of the Titan Obligations becoming invalid or unenforceable for any reason whatsoever whether known to RDIF (or any relevant third party) or not.

8.2
Titan US’s obligations under this clause 8 constitute a continuing security which shall not be capable of being determined by notice and shall remain in full force and effect until all of the Titan Obligations have been fully performed and discharged and all Titan Payments have been made in full. Where any discharge (whether in respect of the Titan Obligations or any security for those Titan Obligations or otherwise) is made in whole or in part, or any arrangement is made with respect to any payment, security or other disposition, which is avoided, or must be restored upon insolvency, liquidation or otherwise, the liability of Titan US under this clause 8 shall continue as if the discharge or arrangement had not occurred.

8.3
Titan US’s obligations under this clause 8 are to be in addition and without prejudice to, any other right, remedy, guarantee, indemnity or security which RDIF may now or hereafter hold in respect of all or any of the obligations of Titan under this Agreement.

8.4
Titan US’s obligations under this clause 8 shall not be affected, impaired or discharged by any act, omission, matter or thing which but for this provision might operate to affect or prejudice those obligations (or otherwise to release or exonerate Titan US from those obligations), including:

8.4.1any amendment or modification to, or replacement of, this Agreement or any variation, waiver or release of this Agreement save to the extent agreed between the Parties;

8.4.2any time or indulgence granted to, or agreed to be granted to, or any composition or arrangement made with Titan or any other person;

8.4.3any unenforceability or invalidity of the Titan Obligations for any reason, so that this clause 8 shall be construed as if there were no such unenforceability or invalidity;

8.4.4any incapacity of, lack of powers, authority or legal personality of, or dissolution or change in the members or status or constitution of, or any other matter whatsoever affecting, Titan, Titan US or any other person;

8.4.5any postponement, discharge, reduction, non-provability or other similar circumstances affecting any of the Titan Obligations and/or the Titan Payments resulting from:

(a)any composition or arrangement by Titan with its creditors;

(b)any insolvency, liquidation, receivership, administration or dissolution proceedings; or

(c)any law, regulation or order,

in each such case, every reference to the Titan Obligations and the Titan Payments shall, for the purposes of the liabilities of Titan US under this clause 8.4, be construed as if there were no such circumstances and where such case involves the making of any such compromise or arrangement and any part of the Titan Obligations are transferred to any other person, the provisions of this clause 8.4 shall be construed as if the expression buyer includes such other person.

8.5	Titan US shall not, after a claim has been made or by virtue of any payment or performance by it under this clause 8:

8.5.1
be subrogated to any rights, security or monies held, received or receivable by RDIF (or any person on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of Titan US’s liability under this clause 8;

8.5.2	claim, rank, prove or vote as a creditor of Titan in competition with RDIF (or any person on its behalf); or

8.5.3	receive, claim or have the benefit of any payment, distribution or security from or on account of Titan or exercise any rights of set-off against Titan unless RDIF otherwise directs, until all of the Titan Obligations have been fully performed and discharged and all the Titan Payments have been irrevocably paid in full.

8.6
No failure or delay by RDIF (or time or indulgence given) in exercising any remedy, right, power or privilege under or in relation to this clause 8 shall operate as a waiver of the same, nor shall any single or partial exercise of any remedy, right, power or privilege preclude any other or further exercise of the same or the exercise of any other remedy, right, power or privilege.

8.7
To the extent that it is not possible to delete or modify the provision, in whole or in part, under clause 8.4.3 then such provision or part of it shall, to the extent that it is illegal, void, invalid or unenforceable, be deemed not to form part of this clause 8 and the legality, validity and enforceability:

8.7.1	under the law of that jurisdiction of any other provision of this clause 8; and

8.7.2	under the law of any other jurisdiction of that or any other provision of this clause 8, shall not be affected or impaired in any way.

9.	SURVIVAL

The warranties, covenants, guarantee and indemnity, contained in this Agreement shall survive the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

10.	FURTHER ASSURANCES

Titan, Titan US and RDIF shall promptly execute and deliver such documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate, implement, affirm or ratify the transactions contemplated by this Agreement. Additionally, RDIF shall provide any information necessary or any other assistance reasonably necessary in connection with the Second Step Regulatory Approval.

11.	GOVERNING LAW

This Agreement and any dispute or claim arising out of, or in connection with, it or its subject matter, existence, negotiation, validity, termination or enforceability (including noncontractual disputes or claims) shall be governed by, and construed in accordance with, English law.

12.	ASSIGNMENT
This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, neither Party may assign any of its rights or delegate any of its responsibilities, liabilities or obligations under this Agreement without the prior written consent of each other Party; provided, however, that for the sake of convenience, (i) Titan US may directly issue the Titan Shares to RDIF, rather than issuing the Titan Shares to Titan and having Titan transfer the Titan Shares to RDIF and (ii) Titan may transfer its rights pursuant to Clause 3 to Titan US or another of its affiliates.

13.	COSTS

The Parties shall pay their own costs in connection with the preparation, negotiation and execution of this Agreement and any matter contemplated by it. In the event of a breach by any Party of its respective obligations under this Agreement, such breaching Party shall be obliged to pay each other Party’s costs and expenses (including, but not limited to, reasonable attorneys’ fees) related to or arising out of a breach of that Party’s obligations under this Agreement.

14.	MISCELLANEOUS

14.1
The provisions of clauses 29.1 to 29.6, 29.10 to 29.14, 29.21 to 29.22 (Miscellaneous), 30 (Notices) and 31.2 to 31.8 (Governing Law and Dispute Resolution) of the Shareholders’ Agreement shall apply to this Agreement as though those clauses were set out in this Agreement, but as if references in those clauses to the Shareholders’ Agreement were references to this Agreement mutatis mutandis.

14.2
This Agreement (together with the documents referred to herein) constitutes the entire and only agreement between the Parties in relation to the subject matter herein or therein and therefore excludes any terms implied by law which may be excluded by contract, and supersedes any previous written or oral agreement between the Parties (or any of them) in relation to matters dealt with in this Agreement.

14.3
Each of the Parties acknowledge that it has not been induced to enter this Agreement by, and has not been given, any representation, warranty, statement, assurance, covenant, undertaking, indemnity, commitment or other agreement of any nature whatsoever which is not expressly incorporated into this Agreement or the other agreements expressly referenced in this Agreement.

14.4	Clause 14.2 and 14.3 shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

14.5	This Agreement may only be varied in writing signed by each of the Parties.

14.6
This Agreement may be executed in any number of counterparts and by the Parties to it in separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

EXECUTED and delivered as a deed for	/s/ PAUL G. REITZ
and on behalf of TITAN INTERNATIONAL,	Paul G. Reitz
INC. by Paul G. Reitz	Authorised Signatory

EXECUTED and delivered as a deed for	/s/ PAUL G. REITZ
and on behalf of TITAN LUXEMBOURG,	Paul G. Reitz
S.A.R.L. by Paul G. Reitz	Authorised Signatory

EXECUTED and delivered as a deed for	/s/ V. ZHUIKOV
and on behalf of RUBBER COÖPERATIEF	Vladimir Zhuikov
U.A. by V. Zhuikov	Authorised Signatory
and SGG Management (Netherlands) B.V.
Managing Directors A & B	/s/ H.P. CASTRO
/s/ R.K VAN DE POL
Authorised Signatory
SGG MANAGEMENT (NETHERLANDS) B.V.
PROXYHOLDERS A AND B

Exhibit A

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of [•], by and [between/among] Rubber Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, registered in the trade register under number 58015965 (“Seller”)1, Titan Luxembourg S.A.R.L., a private limited liability company incorporated under the laws of Luxembourg (“Titan Lux”), and Titan International, Inc., Delaware corporation (the “Company” and together with Seller and Titan Lux, the “Parties”)2.

WHEREAS, Seller acquired [•] shares of restricted common stock of the Company, par value U.S.$0.0001 per share (the “Transferred Shares”), on or around February [•], 2019 pursuant to that certain Transaction Agreement, by and among the Parties.

WHEREAS, Seller has agreed to sell the Transferred Shares to the Company, and the Company has agreed to purchase the Transferred Shares from Seller, for an aggregate purchase price of U.S.$25,000,000 (the “Purchase Price”).

[WHEREAS, Seller has further agreed that if the consummation of the purchase of the Transferred Shares occurs on or before February [•], 2020, Seller shall also transfer 536 class B ordinary shares of Titan Tire Russia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its seat in Amsterdam, registered in the trade register under number 58036008 (“Titan Tire”) and such shares, the “Transferred Dutch Shares”).

WHEREAS, contemporary herewith, the Parties have amended that certain shareholders’ agreement in relation to Titan Tire, entered into on 9 July 2013, by and among Titan, RDIF, Titan US, OEP 11 Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam and the Company (as amended to date by those certain Agreements executed and dated on 4 October 2013, 21 December 2015, and [•], 2019 (the “Shareholders’ Agreement”) to reflect the transfer of the Transferred Dutch Shares to Titan Lux.]

NOW THEREFORE, in consideration of the foregoing, Seller and the Company agree and acknowledge as follows:

1. Purchase and Sale of the Transferred Shares [and Transferred Dutch Shares]. Seller and the Company hereby agree that, on the Sale Closing Date (as defined in Section 2), Seller shall sell and convey to the Company, and the Company shall purchase and acquire from Seller, all of the Transferred Shares [and Seller shall also transfer the Transferred Dutch Shares

_________________________
1 To be revised if any shares are transferred by RDIF.

2 To be revised depending on who Titan Lux ultimately designates to acquire the applicable interests. If the Transferred Dutch Shares are not transferred (because the transaction occurs after the 1st anniversary of the transactions under the Transaction Agreement) and the Company acquires the Transferred Shares, Titan Lux would not be a party to this Agreement.

to Titan Lux] ([in each case,] including all of Seller’s right, title and interest therein and thereto), [in each case,] free and clear of any mortgages, liens, pledges, charges, security interests, title retention agreements, options, or equity or other adverse claims (“Encumbrances”), in exchange for the Purchase Price.

2. Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the “Sale Closing”) shall take place on the date hereof (the “Sale Closing Date”). The Closing shall take place at the offices of Katten Muchin Rosenman LLP, 525 West Monroe St., Chicago, Illinois 60661, or at such other place as the Parties may agree in writing. At the Sale Closing, (a) Seller shall deliver and convey to the Company all of the Transferred Shares [and to Titan Lux all of the Transferred Dutch Shares] ([in each case,] including all of Seller’s right, title and interest therein and thereto), together with such other documents or instruments of conveyance or transfer as may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Transferred Shares [and in Titan Lux all right, title and interest in and to the Transferred Dutch Shares], free and clear of all Encumbrances, and (b) the Company shall pay the Payment Amount (as defined in Section 3) to Seller.

3. Consideration for the Purchase of the Transferred Shares. On the Sale Closing Date, upon delivery by Seller of the Transferred Shares to the Company [and the Transferred Dutch Shares to Titan Lux], the Company shall pay Seller the Purchase Price, by wire of immediately available funds to an account specified by Seller. [There shall be no additional consideration for the transfer of the Transferred Dutch Shares.]

4. Seller’s Warranties. Seller warrants to the Company [and Titan Lux] that:

4.1 Authorization; Enforcement. This Agreement has been executed and delivered by Seller and is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

4.2 Title. Seller has good and valid title to the Transferred Shares [and the Transferred Dutch Shares] and has not entered into any arrangement or agreement to transfer, assign or otherwise subject the Transferred Shares [and the Transferred Dutch Shares] to any Encumbrances in any manner. Upon the consummation of the transactions contemplated hereby, the Company shall have good and valid title to the Transferred Shares [and Titan Lux shall have good and valid title to the Transferred Dutch Shares, in each case,] free and clear of any Encumbrances other than those provided for by applicable securities Laws.

4.3 No Conflicts. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby will not conflict with, or constitute a breach under any federal, state or local law, statute, ordinance, order, code, rule or regulation promulgated or issued by any governmental entity, court, tribunal, arbitrator, authority, agency, commission, department, board, bureau, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising similar powers or authority (collectively, “Laws”).

4.4 Non-Reliance. Seller is not relying on any statements or information from the Company [or Titan Lux] concerning the Company, its business affairs or financial condition, other than as expressly set forth herein. The Company has not given Seller any investment advice or rendered any opinion to Seller as to whether the transactions contemplated hereby are prudent or suitable. Seller acknowledges that it has independently and without reliance upon the Company, and based upon such information as Seller has deemed appropriate, made its own analysis and decision to engage in the transactions contemplated hereby and to enter into this Agreement. Seller is not relying on the Company or any of its legal counsels or advisors with respect to legal matters or tax treatment associated with this Agreement and the transactions contemplated hereby.

5. The Company’s Warranties. The Company warrants to Seller that: (i) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (ii) the execution and delivery of this

Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby will not conflict with, or constitute a breach of applicable Law; and (iii) the Company has sufficient immediately available funds and assets to carry out its obligations under this Agreement, including the payment of the Purchase Price on the terms specified herein.

6. [Titan Lux’s Warranties. Titan Lux warrants to Seller that: (i) this Agreement has been duly and validly authorized, executed and delivered on behalf of Titan Lux and is a valid and binding agreement of Titan Lux, enforceable against Titan Lux in accordance with its terms and (ii) the execution and delivery of this Agreement by Titan Lux, the performance by Titan Lux of its obligations hereunder, and the consummation by Titan Lux of the transactions contemplated hereby will not conflict with, or constitute a breach of applicable Law.]

7. Further Assurances and Agreements. Each Party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. [Without limiting the generality of the foregoing, each Party agrees that it shall take all actions reasonably necessary to reflect the transfer of the Transferred Dutch Shares to Titan Lux, including further amending the Shareholders’ Agreement to reflect such transfer.]

8. Governing Law; Jurisdiction. This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of, or in any way in connection with, it or its subject matter or formation (including non-contractual disputes or claims)) shall be governed by and construed in accordance with the law of England. The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or to settle any dispute or claim that arises out of or in any way in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims) and, for these purposes, each Party irrevocably submits to the exclusive jurisdiction of the courts of England. Each Party waives (and agrees not to raise) any objection, whether on the ground of inconvenient forum or venue or on any other ground, which it might have to the bringing of proceedings in such courts.

9. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile, e-mail delivery of a .pdf, .tiff, JPEG or similar file, or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature transmitted by facsimile, e-mail delivery of a .pdf, .tiff, JPEG or similar file, or other electronic transmission, were an original thereof. No Party shall raise the use of a facsimile machine, e-mail or other electronic transmission to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine, e-mail or other electronic transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

10. Successors and Assigns. This Agreement shall be binding upon the Parties and their successors and assigns and may be amended or terminated only by a writing signed by Seller and the Company.

11. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.

12. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

14. Complete Agreement. This Agreement represents the final agreement of the Company and Seller with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the Parties.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Seller and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.
SELLER:

RUBBER COÖPERATIEF U.A.

By:
Name:
Title:

TITAN LUX:

TITAN LUXEMBOURG S.A.R.L.

By:
Name:
Title:

COMPANY:

TITAN INTERNATIONAL, INC.

By:
Name:
Title: